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                                                                     Exhibit 10

                                              As amended through April 15, 1997















                            MERRILL LYNCH & CO., INC.

                                FEE DEFERRAL PLAN

                            FOR NON-EMPLOYEE DIRECTORS


















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                            MERRILL LYNCH & CO., INC.

                     FEE DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS

                                 Table of Contents


                                                                         Page
                                                                         ----
  I.  GENERAL............................................................1
      1.1  Purpose.......................................................1
      1.2  Definitions ..................................................1
 II.  DEFERRAL ELECTIONS; ACCOUNT(S).....................................5
      2.1  Deferral Elections............................................5
           (a)  Timing and Manner of Making of Elections.................5
           (b)  Irrevocability of Deferral Elections.....................5
      2.2  Crediting to Accounts.........................................5
           (a)  Mutual Fund Index Deferred Amounts.......................5
           (b)  ML Stock Unit Deferred Amounts...........................5
           (c)  KECALP Deferred Amounts..................................6
      2.3  Adjustment of Mutual Fund Index Accounts; Mutual Fund Index
             Account Return Options......................................6
           (a)  Selection of Mutual Fund Index Account Return Options....6
           (b)  Adjustment of Mutual Fund Index Accounts.................6
      2.4  Adjustment of ML Stock Unit Accounts..........................7
           (a)  Dividend Equivalents.....................................7
           (b)  Changes in Capitalization................................7
      2.5  Rescission of Mutual Fund Index Deferral Elections............8
           (a)  Adverse Tax Determination................................8
           (b)  Rescission For Amounts Not Yet Earned....................8
           (c)  No Rescission of ML Stock Unit Deferral Elections........8
III.  STATUS OF ACCOUNT(S)...............................................8
      3.1  No Trust or Fund Created; General Creditor Status.............8
      3.2  Non-Assignability.............................................9
      3.3  Effect of Deferral on Benefits Under Pension and
             Welfare Benefit Plans.......................................9
 IV.  PAYMENT OF ACCOUNT(S)..............................................9
      4.1  Payment.......................................................9
           (a)  Payment Election ........................................9
           (b)  Modified Installment Payments............................9
           (c)  Payment of ML Stock Units ...............................10
           (d)  Payment of Amounts Indexed to the KECALP Return Option...10
           (e)  Death Prior to Payment ..................................10
           (f)  Discretion to Alter Payment Date for Mutual Fund Index
                  Account Balance .......................................10
      4.2  Change in Control.............................................10
           (a)  Payment of Mutual Fund Index Account Balance.............10
           (b)  ML Stock Unit Account Balance Unaffected.................11
      4.3  Withholding of Taxes..........................................11


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                                                                         Page
                                                                         ----
      4.4  Beneficiary...................................................11
           (a)  Designation of Beneficiary...............................11
           (b)  Change in Beneficiary....................................11
           (c)  Default Beneficiary......................................11
           (d)  If the Beneficiary Dies During Payment...................11
  V.  ADMINISTRATION OF THE PLAN.........................................12
      5.1  Powers of the Administrator...................................12
      5.2  Payments on Behalf of an Incompetent..........................12
      5.3  Corporate Books and Records Controlling.......................12
 VI.  MISCELLANEOUS PROVISIONS...........................................12
      6.1  Litigation....................................................12
      6.2  Headings Are Not Controlling..................................12
      6.3  Governing Law.................................................13
      6.4  Amendment and Termination.....................................13

























                                       ii


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                             MERRILL LYNCH & CO., INC.

                                FEE DEFERRAL PLAN
                            FOR NON-EMPLOYEE DIRECTORS

                                      ARTICLE I

                                       GENERAL

1.1 Purpose.

The purpose of the Plan is to provide non-employee Directors of Merrill Lynch & Co., Inc. ("ML & Co.") with flexibility in meeting their future income needs, and to provide an additional incentive to highly qualified individuals to serve as Directors.

1.2  Definitions.

For the purpose of the Plan, the following terms shall have the meanings indicated.

"Account(s)," with respect to any Plan Year, means the Participant's Mutual Fund Index Account and/or ML Stock Unit Account.

"Account Balance(s)" with respect to any Plan Year means the Participant's Mutual Fund Index Account Balance and/or ML Stock Unit Account Balance.

"Administrator" means the Director of Human Resources of ML & Co., or his or her functional successor.

"Affiliate" means any corporation, partnership, or other organization of which ML & Co. owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

"Annual Meeting" means the annual meeting of stockholders of ML & Co.

"Board of Directors" or "Board" means the Board of Directors of Merrill Lynch & Co., Inc.

"Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for business.

"Change in Control" means a change in control of ML & Co. of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not ML & Co. is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if:

(a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, other than ML & Co.'s employee stock ownership plan, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange
Act), directly or indirectly, of securities of ML & Co. representing 30% or more of the combined voting power of ML & Co.'s then outstanding securities entitled to vote in the election of directors of ML & Co.;


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(b)  during any period of two consecutive years (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constituted the Board of Directors and any new Directors whose election by the Board of Directors or nomination for election by the stockholders of ML & Co. was approved by a vote of at least three quarters of the Directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(c) all or substantially all of the assets of ML & Co. are liquidated or distributed.

"Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

"Common Stock" means the Common Stock, par value $1.33 1/3 per share, of ML & Co., and a "share of Common Stock" means one share of Common Stock together with, for so long as Rights are outstanding, the number of Rights then associated with one share of Common Stock (whether trading with the Common Stock or separately).

"Company" means ML & Co. and all of its Affiliates.

"Current Market Value" per share of Common Stock, for any date, shall mean the average of the Daily Market Prices of a share of Common Stock for each Business Day for which such Daily Market Prices are available during a period commencing on a date 21 consecutive Business Days prior to such date and ending on the second Business Day prior to such date.

"Daily Market Price" of shares of Common Stock on any given date(s) shall be:
(a) the mean of the high and low sales prices reported on the New York Stock Exchange--Composite Tape (or, if shares of Common Stock are not traded on the New York Stock Exchange, the mean of the high and low sales prices reported on any securities exchange or quotation service on which the shares of Common Stock are listed or traded) of such shares on the date(s) in question, or (b) if shares of Common Stock are not then listed or admitted to trading on any securities exchange as to which reported sales prices are available, the mean of reported high bid and low asked prices on any such date(s), as reported by a reputable quotation service, or by The Wall Street Journal, Eastern Edition or a newspaper of general circulation in the Borough of Manhattan, City and State of New York.

"Deferred Amounts" with respect to any Plan Year means the Participant's Mutual Fund Index Deferred Amounts and/or ML Stock Unit Deferred Amounts and/or KECALP Deferred Amounts.

"Director" means a member of the Board of Directors.

"Election Year" with respect to any Plan Year, means the calendar year immediately preceding the Plan Year.

"End of Service Date" means the date on which a Participant ceases to serve as a Director for any reason.

"Exchange Act" means the Securities Exchange Act of 1934.

"Executive Committee" means the Executive Committee of the Board of Directors.


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"Fees" means the annual cash base compensation, committee membership fees, if any, and committee chair fees, if any, payable to a Participant for service on the Board and any committees of the Board during the relevant Plan Year.

"KECALP Deferral Percentage," for the 1997 Plan Year, means the percentage specified by the Participant to be the percentage of such Participant's Annual Fees for 1997 that he or she wishes to defer into the KECALP Unit Account.

"KECALP Deferred Compensation Plan" means the 1997 KECALP Deferred Compensation Plan for a Select Group of Eligible Employees, attached hereto as Exhibit A.

"KECALP Deferred Amounts," for the 1997 Plan Year, means the aggregate dollar amount of Fees actually deferred by the Participant into a KECALP Unit Account in the manner specified in the KECALP Deferred Compensation Plan.

"KECALP Prospective Remaining 1997 Deferred Amounts," for the 1997 Plan Year, means aggregate dollar amount of Fees that would be paid to the Participant in months remaining in 1997 following the closing of Merrill Lynch KECALP L.P. 1997 multiplied by the Participant's KECALP Deferral Percentage.

"KECALP Return Option" means the option of indexing returns to the performance of Merrill Lynch KECALP L.P. 1997, in the manner specified in the KECALP Deferred Compensation Plan.

"KECALP Unit Account" means the account established for each Participant electing the KECALP Return Option in the manner specified in the KECALP Deferred Compensation Plan.

"ML Stock Unit" means a unit representing ML & Co.'s obligation to pay an amount equal to the then Current Market Value of a share of Common Stock in cash in accordance with the terms of the Plan.

"ML Stock Unit Account," with respect to any Plan Year, means the reserve account established for such Plan Year on the books and records of ML & Co. to record a Participant's ML Stock Unit Account Balance with respect to such Plan Year.

"ML Stock Unit Account Balance," with respect to any Plan Year, means, as of any date, the ML Stock Units credited to a Participant's ML Stock Unit Account for such Plan Year, adjusted in accordance with Section 2.4 to reflect the addition of dividend equivalents and any changes in capitalization and adjusted for any payments made from the ML Stock Unit Account to the Participant prior to that date.

"ML Stock Unit Deferral Percentage," with respect to any Plan Year, means the percentage specified by the Participant to be the percentage of each payment of Fees he or she wishes to defer into an ML Stock Unit Account under the Plan during such Plan Year.

"ML Stock Unit Deferred Amounts," with respect to any Plan Year, means the dollar amounts of Fees actually deferred by the Participant into an ML Stock Unit Account under the Plan for such Plan Year.

"Mutual Fund Index Account," with respect to any Plan Year, means the reserve account established for such Plan Year on the books and records of ML & Co. to record a Participant's Mutual Fund Index Account Balance with respect to such Plan Year.


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"Mutual Fund Index Account Balance," with respect to any Plan Year, means, as of any date, the Mutual Fund Index Deferred Amounts credited to a Participant's Mutual Fund Index Account for such Plan Year, adjusted in accordance with Section 2.3 to reflect the performance of the Participant's Selected Mutual Fund Index Account Return Options and adjusted for any payments made from the Mutual Fund Index Account to the Participant prior to that date.

"Mutual Fund Index Account Return Options" means such Merrill Lynch mutual funds or other investment vehicles as the Administrator may from time to time designate for the purpose of indexing Mutual Fund Index Accounts hereunder. In the event a Mutual Fund Index Account Return Option ceases to exist or is no longer to be a Mutual Fund Index Account Return Option, the Administrator may designate a substitute Mutual Fund Index Account Return Option for such discontinued option. In no event may the Administrator designate as a Mutual Fund Index Account Return Option any equity security of ML & Co. or any security that would be deemed to be a "derivative security" as defined in Rule 16a-1 of the Exchange Act with respect to any ML & Co. equity security.

"Mutual Fund Index Deferral Percentage," with respect to any Plan Year, means the percentage specified by the Participant to be the percentage of each payment of Fees he or she wishes to defer into a Mutual Fund Index Account under the Plan during such Plan Year.

"Mutual Fund Index Deferred Amounts" with respect to any Plan Year means the dollar amounts of Fees actually deferred by the Participant into a Mutual Fund Index Account under this Plan for such Plan Year.

"Net Asset Value" means, with respect to each Mutual Fund Index Account Return Option that is a mutual fund or other commingled investment vehicle for which such values are determined in the normal course of business, the net asset value, on the date in question, of the Selected Mutual Fund Index Account Return Option for which the value is to be determined.

"Non-Employee Director" means a Director who is not an employee of the Company.

"Participant," with respect to any Plan Year, means a Non-Employee Director who has elected to defer Fees under the Plan for such Plan Year.

"Plan" means this Merrill Lynch & Co., Inc. Fee Deferral Plan for
Non-Employee Directors.

"Plan Year" means any calendar year for which Non-Employee Directors are offered the opportunity to defer Fees under the Plan.

"Rights" means the Rights to Purchase Units of Series A Junior Preferred Stock, par value $1.00 per share, of ML & Co. issued pursuant to the Rights Agreement dated as of December 16, 1987 between ML & Co. and Manufacturers Hanover Trust Company, Rights Agent, as amended from time to time.

"Selected Mutual Fund Index Account Return Option" means a Mutual Fund Index Account Return Option selected by the Participant in accordance with Section 2.3.

"Tender Offer" shall mean an offer to purchase all or a portion of the outstanding shares of Common Stock that is subject to Section 14D of the Exchange Act, provided that such offer, if consummated, would result in a Change in Control.


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                                    ARTICLE II

                          DEFERRAL ELECTIONS; ACCOUNT(S)

2.1  Deferral Elections.

(a) Timing and Manner of Making of Elections. An election to defer Fees for payment in accordance with Section 4.1 shall be made by submitting to the Administrator such forms as the Administrator may prescribe. Each election submitted must specify a Mutual Fund Index Deferral Percentage and/or a ML Stock Unit Deferral Percentage, which will be applied to reduce all payments of Fees during the Plan Year. All elections by a Participant to defer Fees under the Plan must be received by the Administrator or such person as he or she may designate for the purpose by the date specified by the Administrator, which shall be no later than the last Business Day of the Election Year; provided, however, that any Non-Employee Director who is first nominated for election to the Board at the Annual Meeting occurring in the Plan Year may make an election to defer Fees for the Plan Year by submitting the appropriate forms to the Administrator or his designee no later than ten business days prior to the date of such Annual Meeting. For the 1997 Plan Year, Participants who have elected to defer all or a portion of their Fees will be given the opportunity in the first half of 1997 to elect to have all or a portion of Fees (other than those indexed to ML Stock) indexed to the KECALP Return Option.

(b) Irrevocability of Deferral Elections. Except as provided in Section 2.5, an election to defer the receipt of any Fees made under Section 2.1(a) is irrevocable once submitted to the Administrator or his or her designee. Furthermore, an election to defer Fees into a Mutual Fund Index Account may not subsequently be changed to an election to defer Fees into a ML Stock Unit Account, and an election to defer Fees into a ML Stock Unit Account may not subsequently be changed to an election to defer Fees into a Mutual Fund Index Account or a KECALP Unit Account. Participants who elect to defer Fees into a Mutual Fund Index Account will be given the opportunity in 1997 to elect that all or a portion of those Fees may be indexed to the KECALP Return Option as of the closing of Merrill Lynch KECALP L.P. 1997. Once Merrill Lynch KECALP L.P. 1997 has closed, such election may not be changed.

2.2  Crediting to Accounts.

(a) Mutual Fund Index Deferred Amounts. A Participant's Mutual Fund Index Deferred Amounts will be credited to the Participant's Mutual Fund Index Account as a dollar-denominated balance as soon as practicable (but in no event later than the end of the following month) after the last day of the Fiscal Month during which such Deferred Amounts would, but for deferral, have been paid and will be accounted for in accordance with Section 2.3. No interest will accrue, nor will any adjustment be made to the Account, for the period until the Deferred Amounts are credited. (Mutual Fund Index Deferred Amounts may not subsequently be converted to ML Stock Unit Deferred Amounts. After the closing of Merrill Lynch KECALP L.P. 1997, Mutual Fund Index Deferred Amounts may not be converted to KECALP Deferred Amounts.

(b) ML Stock Unit Deferred Amounts. A Participant's ML Stock Unit Deferred Amounts will be converted to ML Stock Units and credited to the Participant's ML Stock Unit Account as soon as practicable (but in no event later than the end of the following month) after the last day of the Fiscal Month during which such Deferred Amounts would, but for deferral, have been paid, and will be accounted for in accordance with Section 2.4. The number of ML Stock Units to be credited will be determined by dividing the ML Stock Unit Deferred Amounts for the relevant calendar month by the

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Daily Market Price per share of Common Stock for the last Business Day in such calendar month and rounding the result to the nearest 1/100th of an ML Stock Unit (with .005 being rounded upwards). ML Stock Unit Deferred Amounts may not subsequently be converted to Mutual Fund Index Deferred Amounts or KECALP Deferred Amounts.

(c) KECALP Deferred Amounts. In 1997, Participants who have elected to defer Fees under this Agreement into a Mutual Fund Index Account will be asked if they wish to elect that all or a portion of such Deferred Amounts be indexed to the KECALP Return Option. If such election is made, upon the closing of Merrill Lynch KECALP L.P. 1997 an amount equal to: (i) all or a portion of such Participant's Mutual Fund Index Account Balance plus (ii) such Participant's KECALP Prospective Remaining 1997 Deferred Amounts shall be credited to the Participant's KECALP Unit Account as a dollar-denominated balance as soon as practicable, provided that, in the event that a Participant's End of Service Date occurs prior to the end of 1997, the Participant's KECALP Unit Account Balance shall be restated by the Administrator to reflect the forfeiture of any KECALP Units attributable to any KECALP Remaining 1997 Deferred Amounts relating to any full month for which Fees were not payable to such Participant. KECALP Deferred Amounts shall be credited to such Participant, accounted for, adjusted and paid out to Participants in the manner described in the KECALP Deferred Compensation Plan attached hereto as Annex A, except that: (1) such Participants shall not be eligible for Leverage under the KECALP Deferred Compensation Plan, and (2) no Annual Charge shall apply to such Deferred Amounts. Payouts relating to KECALP Deferred Amounts cannot be made in installments as they are payable only as distributions become available from Merrill Lynch KECALP L.P. 1997. KECALP Deferred Amounts may not subsequently be converted to Mutual Fund Index Deferred Amounts or ML Stock Unit Deferred Amounts, except that, when distributions occur under Merrill Lynch KECALP L.P. 1997 that are not by the terms of a Participant's election immediately payable to such Participant, such distributions will be paid into and adjusted in accordance with such Participant's Selected Mutual Fund Index Account Return Options.

2.3 Adjustment of Mutual Fund Index Accounts; Mutual Fund Index Account Return Options.

(a) Selection of Mutual Fund Index Account Return Options. Coincident with the Participant's election to defer Fees into a Mutual Fund Index Account, the Participant must select one or more Mutual Fund Index Account Return Options and the percentage of the Participant's Mutual Fund Index Account to be adjusted to reflect the performance of each Selected Mutual Fund Index Account Return Option. A Participant may, by complying with such procedures as the Administrator may prescribe, including procedures specifying the frequency with respect to which such changes may be effected (but not more than twelve times in any calendar year), change the Selected Mutual Fund Index Account Return Options to be applicable with respect to his or her Mutual Fund Index Account.

(b) Adjustment of Mutual Fund Index Accounts. While a Participant's Mutual Fund Index Account does not represent the Participant's ownership of, or any ownership interest in, any particular assets, the Mutual Fund Index Account shall be adjusted to reflect the investment experience of the Participant's Selected Mutual Fund Index Account Return Options in the same manner as if investments in accordance with the Participant's elections had actually been made through the ML Benefit Services Platform and ML II Core Recordkeeping System, or any successor system used for keeping records of Participants' Mutual Fund Index Accounts (the "ML II System"). In adjusting Mutual Fund Index Accounts, the timing of receipt of Participant instructions by the ML II System shall control the timing and pricing of the notional investments in the Participant's Selected Mutual Fund Index Account Return Options in accordance with the rules of operation of the ML II System and its requirements for placing corresponding investment orders, as if orders to make corresponding investments were actually to be made, except that in connection with the crediting of Mutual Fund Index Deferred Amounts to the Participant's Mutual Fund Index Account and distributions from the Mutual Fund Index Account, deferral allocation instructions shall be treated as if received by the ML II System prior to the close of transactions through the ML II System on the relevant day. Each Selected Mutual Fund Index Account Return Option shall be valued using the Net Asset Value of the Selected Mutual Fund Index Account Return Option as of the relevant day, provided, that, in valuing a Selected Mutual Fund Index Account Return Option for which a Net Asset Value is not computed, the value of the security involved for determining Participants' rights under the Plan shall be the price reported for actual transactions in that security through the ML II System on the relevant day, without giving effect to any transaction charges or costs associated with such transactions, provided, further, that, if there are no such transactions effected through the ML II System on the relevant day, the value of the security shall be:

(i) if the security is listed for trading on one or more national securities exchanges, the average of the high and low sale prices for that day on the principal exchange for such security, or if such security is not traded on such principal exchange on that day, the average of the high and low sales prices on such exchange on the first day prior thereto on which such security was so traded;

(ii) if the security is not listed for trading on a national securities exchange but is traded in the over-the-counter market, the average of the highest and lowest bid prices for such security on the relevant day; or

(iii) if neither clause (i) nor (ii) applies, the value determined by the Administrator by whatever means he or she considers appropriate in his or her sole discretion.

2.4  Adjustment of ML Stock Unit Accounts.

(a) Dividend Equivalents. Whenever a cash dividend is paid on a share of Common Stock, a Participant's ML Stock Unit Account will be adjusted by adding to the ML Stock Unit Account the number of ML Stock Units determined by multiplying the per share amount of the cash dividend by the ML Stock Unit Account Balance on the record date for the cash dividend, dividing the result by the price per share of Common Stock used for purposes of the reinvestment of such cash dividend in the Merrill Lynch & Co., Inc. Dividend Reinvestment Program currently administered by Group Employee Services, or if at any time there is no Dividend Reinvestment Program, the Daily Market Price of a share of Common Stock on the date the cash dividend is paid, and rounding the result to the nearest 1/100th of a ML Stock Unit (with .005 being rounded upwards); provided that, if the Participant's ML Stock Unit Account Balance is fully distributed (i.e., reduced to zero) in accordance with the Plan between the record date and the payment date for such cash dividend, then, in lieu of such adjustment, the Participant will be paid the amount of cash determined by multiplying the per share amount of the cash dividend by the ML Stock Unit Account Balance on the record date for the cash dividend and rounding the result to the nearest whole cent, at the same time and in the same manner as such cash dividend is paid to the holders of the Common Stock.

(b) Changes in Capitalization. Any other provision of the Plan to the contrary notwithstanding, if any change shall occur in or affect shares of Common Stock on account of a merger, consolidation, reorganization, stock dividend, stock split or combination, reclassification, recapitalization, or distribution to holders of shares of Common Stock (other than cash dividends), including, without limitation, a merger or other reorganization event in which the shares of Common Stock cease to exist, then appropriate adjustments shall be made, without any action by the Board of Directors, to the ML Stock Unit Accounts, if any, as shall be necessary to maintain the proportionate interest of the Participants and to preserve, without increasing, the value of their ML Stock Unit Account Balances. In the event of a change in the presently authorized shares of Common Stock that is limited to a change in the designation thereof or a change of authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be shares of Common Stock within the meaning of the Plan.

2.5  Rescission of Mutual Fund Index Deferral Elections.

(a) Adverse Tax Determination. Notwithstanding the provisions of Section 2.1(b), an election to defer Fees into a Mutual Fund Index Account may be rescinded at any time if (i) a final determination is made by a court or other governmental body of competent jurisdiction that the election was ineffective to defer income for purposes of U.S. Federal, state, local or foreign income taxation and the time for appeal from this determination has expired, and (ii) the Administrator, in his or her sole discretion, decides, upon the Participant's request and upon evidence of the occurrence of the events described in (i) hereof that he or she finds persuasive, to rescind the election. Upon such rescission, the Mutual Fund Index Account Balance will be paid to the Participant as soon as practicable, and no additional amounts will be deferred into the Participant's Mutual Fund Index Account pursuant to this Plan.

(b) Rescission For Amounts Not Yet Earned. Upon the Participant's written request, the Administrator may in his or her sole discretion terminate any election to defer Fees into a Mutual Fund Index Account made hereunder with respect to Fees not yet earned and no further amounts will be deferred into the Participant's Mutual Fund Index Account. Fees previously deferred into the Mutual Fund Index Account will continue to be governed by the terms of this Plan.

(c) No Rescission of ML Stock Unit or KECALP Deferral Elections. No rescission of an election to defer Fees into an ML Stock Unit Account or a KECALP Unit Account shall be permitted under the Plan.


                                   ARTICLE III

                               STATUS OF ACCOUNT(S)

3.1  No Trust or Fund Created; General Creditor Status.

Nothing contained herein and no action taken pursuant hereto will be construed to create a trust or separate fund of any kind or a fiduciary relationship between ML & Co. and any Participant, the Participant's beneficiary or estate, or any other person. Title to and beneficial ownership of any funds represented by the Account Balance(s) will at all times remain in ML & Co.; such funds will continue for all purposes to be a part of the general funds of ML & Co. and may be used for any corporate purpose. No person will, by virtue of the provisions of this Plan, have any interest whatsoever in any specific assets of the Company. TO THE EXTENT THAT ANY PERSON ACQUIRES A RIGHT TO RECEIVE PAYMENTS FROM ML & CO. UNDER THIS PLAN, SUCH RIGHT WILL BE NO GREATER THAN THE RIGHT OF ANY UNSECURED GENERAL CREDITOR OF ML & CO.

3.2  Non-Assignability.

The Participant's right or the right of any other person to the Account Balance(s) or any other benefits hereunder cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of beneficiary under this Plan, by written will, or by the laws of descent and distribution; provided, however, that the specified portion of the Participant's Account(s) will be paid to the Participant's spouse or former spouse to the extent directed by a valid court order entered in a domestic relations proceeding involving the Participant's divorce or legal separation.

3.3  Effect of Deferral on Benefits Under Pension and Welfare Benefit Plans.

The effect of deferral on pension and welfare benefit plans in which the Participant may be a participant will depend upon the provisions of each such plan, as amended from time to time.


                                   ARTICLE IV

                              PAYMENT OF ACCOUNT(S)

4.1  Payment.

(a) Regular Payment Election. A Participant's Account Balance(s) (other than a KECALP Unit Account Balance) will be paid in cash by ML & Co., as elected by the Participant at the time of his or her deferral election, either in a single payment to be made, or in the number of annual installment payments (not to exceed 15) chosen by the Participant to commence, (i) in the month following the month of the Participant's End of Service Date or death,
(ii) in any month and year selected by the Participant not less than seven months after the end of the Plan Year, or (iii) in any month in the calendar year following the Participant's End of Service Date. The amount of each annual installment payment, if applicable, shall be determined by multiplying the Account Balance(s) as of the last day of the month immediately preceding the month in which the payment is to be made by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments (including the installment payment to be made).

(b) Modified Installment Payments. In lieu of one of the regular payment elections provided for in Section 4.1(a), a Participant may elect to receive the Account Balance(s) (other than a KECALP Unit Account Balance) in at least 11 but no more than 15 annual installment payments ("modified installment payments"), such modified installment payments to commence on the last business day in March in the year following the Participant's Retirement or death (the "Initial Payment Date"). The modified installment payments shall be computed in accordance with the last sentence of Section 4.1(a) and will in all other respects be treated like regular installment payments under the Plan. By electing modified installment payments, the Participant agrees that at any time prior to the last day of February immediately preceding a Participant's Initial Payment Date (the "Determination Date"), ML & Co. shall have the right, without the consent of the Participant or any beneficiary, to change the Participant's method of payment to 11 annuitized payments ("annuitized payments"), in the event that the Administrator, in his sole discretion, determines that such a change is necessary or appropriate in order to preserve the intended state tax benefits of the modified installment payments to the Participant or any beneficiary. In the event that the Administrator determines that annuitized payments shall be made, the amount of the annuitized payments will be determined by applying the Discount Rate, as defined below, to the Account Balance as of the Determination Date to create a stream of 11 equal annual payments. If annuitized payments are to be made, then the Account Balance shall cease to be adjusted pursuant to Sections 2.3 and 2.4 as of the Determination Date and the Company's only obligation to the Participant shall be to make the annuitized payments when due. As used herein, Discount Rate shall mean ML & Co.'s then-applicable cost of borrowing and is defined as the sum of: (i) the annual yield on the then-current 5-year U.S. Treasury Note, and (ii) a spread (which will not be less than 0.10%) indicative of ML & Co.'s borrowing cost for transactions of similar structure and average maturity to the annuity, as determined by ML & Co.

(c) Payment of ML Stock Units. ML Stock Units will be paid only in cash. The amount of any payment of ML Stock Units (whether pursuant to the Participant's election or otherwise pursuant to the Plan) will be determined by multiplying the number of ML Stock Units to be paid by the Current Market Value per share of Common Stock for the last day of the month immediately preceding the month in which the payment is to be made and rounding the result to the nearest whole cent.

(d) Payment of Amounts Indexed to KECALP Return Option. Notwithstanding any elections made under this Plan, KECALP Deferred Amounts cannot be paid in installments as they are payable only as distributions become available from Merrill Lynch KECALP L.P. 1997. Participants electing the KECALP Return Option in 1997 will be asked at the time such election is made to make elections concerning the timing of their payouts that are in accordance with the KECALP Deferred Compensation Plan.

(e) Death Prior to Payment. If the Participant dies prior to payment, then the Account Balance(s) (other than a KECALP Unit Account Balance) will be paid to the Participant's beneficiary in accordance with the Participant's election of either installment payments or a single payment, provided, however, that in the event that a beneficiary of the Participant's Account is the Participant's estate or is otherwise not a natural person, then (i) if the Participant has elected a regular payment election pursuant to Section 4.1(a), the applicable portion of the Account Balance will be paid in a single payment to such beneficiary notwithstanding any election of installment payments, and (ii) if the Participant has elected modified installment payments pursuant to Section 4.1(b), the applicable portion of the Account Balance will continue to be payable as modified installment payments or annuitized payments, as the case may be, but only to a single person consisting of the administrator or executor of the Participant's estate or another person lawfully designated by the administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum).

(f) Discretion to Alter Payment Date for Mutual Fund Index Account Balance. Notwithstanding the other provisions of this Section 4.1, if the Participant ceases to be a Director for any reason, the Administrator may, in his or her sole discretion, direct that any Mutual Fund Index Account Balance be paid at some other time or that it be paid in installments; provided, that no such direction that adversely affects the rights of the Participant or his or her beneficiary under this Plan shall be implemented without the consent of the affected Participant or beneficiary. This direction may be revoked by the Administrator at any time in his or her sole discretion. This Section 4.1(f) shall not be applicable to the payment of any ML Stock Unit Account Balance.

4.2  Change in Control.

(a) Payment of Mutual Fund Index Account Balance. Notwithstanding any other provision of this Plan, in the event that (i) ML & Co. receives a Tender Offer Statement on Schedule 14D-1 under the Securities Exchange Act of 1934 relating to a Tender Offer or (ii) a Change in Control shall occur, any Mutual Fund Index Account Balance will be paid to the Participant in a lump sum as soon as practicable after the receipt of such Tender Offer Statement or the occurrence of such Change in Control, and in any event, not later than 30 days thereafter.

(b) ML Stock Unit Account Balance Unaffected. The occurrence of an event specified in Section 4.2(a)(i) or (ii) hereof shall have no effect on the timing of payment or the obligation of ML & Co. to pay a Participant's ML Stock Unit Account Balance, which shall continue to be governed by Section
4.1 hereof.

4.3  Withholding of Taxes.

ML & Co. will deduct or withhold from any payment to be made or deferred hereunder any U.S. Federal, state or local or foreign income or employment taxes required by law to be withheld or require the Participant or the Participant's beneficiary to pay any amount, or the balance of any amount, required to be withheld.

4.4  Beneficiary.

(a) Designation of Beneficiary. The Participant may designate, in a writing delivered to the Administrator or his or her designee before the Participant's death, a beneficiary to receive payments in the event of the Participant's death. The Participant may also designate a contingent beneficiary to receive payments in accordance with this Plan if the primary beneficiary does not survive the Participant. The Participant may designate more than one person as the Participant's beneficiary or contingent beneficiary, in which case (i) no contingent beneficiary would receive any payment unless all of the primary beneficiaries predeceased the Participant, and (ii) the surviving beneficiaries in any class shall share in any payments in proportion to the percentages of interest assigned to them by the Participant.

(b) Change in Beneficiary. The Participant may change his or her beneficiary or contingent beneficiary (without the consent of any prior beneficiary) in a writing delivered to the Administrator or his or her designee before the Participant's death. Unless the Participant states otherwise in writing, any change in beneficiary or contingent beneficiary will automatically revoke such prior designations of the Participant's beneficiary or of the Participant's contingent beneficiary, as the case may be, under this Plan only; and any designations under other deferral agreements or plans of the Company will remain unaffected.

(c) Default Beneficiary. In the event a Participant does not designate a beneficiary, or no designated beneficiary survives the Participant, the Participant's beneficiary shall be the Participant's surviving spouse, if the Participant is married at the time of his or her death and not subject to a court-approved agreement or court decree of separation, or otherwise the person or persons designated to receive benefits on account of the Participant's death under the ML & Co. pre-retirement death benefit for Non-Employee Directors, unless the rights to such benefit have been assigned, in which case any amounts payable to the Participant's beneficiary under the Plan will be paid to the Participant's estate.

(d) If the Beneficiary Dies During Payment. If a beneficiary who is receiving or is entitled to receive payments hereunder dies after the Participant but before all the payments have been made, the portion of the Account Balance(s) to which that beneficiary was entitled will be paid as soon as practicable in a single payment to such beneficiary's estate and not to any contingent beneficiary the Participant may have designated provided, however, that if the beneficiary was receiving modified installment payments or annuitized payments pursuant to Section 4.1(b), the applicable portion of the Account Balance will continue to be paid as modified installment payments or annuitized payments, as the case may be, but only to a single person consisting of the
                                      11
administrator or executor of the beneficiary's estate or another person lawfully designated by the administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum).

                                    ARTICLE V

                            ADMINISTRATION OF THE PLAN

5.1  Powers of the Administrator.

The Administrator has full power and authority to interpret, construe, and administer this Plan. The Administrator's interpretations and construction hereof, and actions hereunder, including any determinations regarding the amount or recipient of any payments, will be binding and conclusive on all persons for all purposes. The Administrator will not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her willful misconduct or lack of good faith. The Administrator may designate persons to carry out the specified responsibilities of the Administrator and shall not be liable for any act or omission of a person as designated.

5.2  Payments on Behalf of an Incompetent.

If the Administrator finds that any person who is presently entitled to any payment hereunder is a minor or is unable to care for his or her affairs because of disability or incompetency, payment of the Account Balance(s) may be made to anyone found by the Administrator to be the committee or other authorized representative of such person, or to be otherwise entitled to such payment, in the manner and under the conditions that the Administrator determines. Such payment will be a complete discharge of the liabilities of ML & Co. hereunder with respect to the amounts so paid.

5.3  Corporate Books and Records Controlling.

The books and records of the Company will be controlling in the event a question arises hereunder concerning the amount of the Deferred Amounts, the Account Balance(s), the designation of a beneficiary, or any other matters.


                                    ARTICLE VI

                             MISCELLANEOUS PROVISIONS

6.1  Litigation.

The Company shall have the right to contest, at its expense, any ruling or decision, administrative or judicial, on an issue that is related to the Plan and that the Administrator believes to be important to Participants, and to conduct any such contest or any litigation arising therefrom to a final decision.

6.2  Headings Are Not Controlling.

The headings contained in this Plan are for convenience only and will not control or affect the meaning or construction of any of the terms or provisions of this Plan.

6.3  Governing Law.

To the extent not preempted by applicable U.S. Federal law, this Plan will be construed in accordance with and governed by the laws of the State of New York as to all matters, including, but not limited to, matters of validity, construction, and performance.

6.4  Amendment and Termination.

The Executive Committee or the Board of Directors may amend or terminate this Plan at any time, provided that no amendment or termination may be made that adversely affect the right of a Participant to his or her Account Balance(s) as of the date of such amendment or termination.


                                      13